UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): November 7, 2024

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 100, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2024, Robert Mattacchione resigned as Chief Executive Officer of Novo Integrated Sciences, Inc. (the “Company”), effective 90 days following the notification date (i.e. effective February 5, 2025). The 90-day notice period is intended to provide the Company with a fluid transition and to allow the Company time to appoint a suitable replacement. Following the 90-day transition period, Mr. Mattacchione intends to continue to serve as (i) the Company’s Chairman of the Board, and (ii) Chairman of Novo Healthnet Limited, a wholly owned subsidiary of the Company. Mr. Mattacchione’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01. Other Events.

In connection with the Company’s upcoming annual meeting of stockholders (the “Annual Meeting”) to be held virtually on November 22, 2024 at 1:00 p.m. Eastern time, the Company filed its definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission on October 17, 2024, and mailed the proxy materials to its stockholders. At the Annual Meeting, stockholders are being asked to vote on the matters set forth in the Proxy Statement (collectively, the “Proposals”).

The information set forth under Item 5.02 above is incorporated herein by reference. This Current Report on Form 8-K also serves as a Proxy Statement supplement (the “Supplement”), dated November 14, 2024, and provides updated information with respect to the Annual Meeting. Except as described herein, the information provided in the Proxy Statement continues to apply. To the extent the information in this Supplement differs from or updates information in the Proxy Statement, stockholders should rely on the information contained in this Supplement. The Proxy Statement contains important additional information. This Supplement should only be read in conjunction with the Proxy Statement.

For the sake of clarity, Mr. Mattacchione continues to be a director nominee for election at the Annual Meeting. All of the director nominees named in the Proxy Statement, including Mr. Mattacchione, continue to stand for re-election at the Annual Meeting, and the form of proxy card included with the Proxy Statement remains valid.

Except as set forth herein, the Proxy Statement is not affected by this Supplement. The shares represented by proxy cards returned or voting instructions submitted before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or pursuant to the voting instructions.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the Annual Meeting. The Company previously filed a definitive proxy statement with the SEC on October 17, 2024. BEFORE MAKING ANY VOTING DECISIONS, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The definitive Proxy Statement has been mailed to stockholders who are entitled to vote at the Annual Meeting. Except as set forth herein, no changes have been made in the Proposals to be voted on by stockholders at the Annual Meeting. The Company’s Proxy Statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at https://www.sec.gov/cgi-bin/browse-edgar?CIK=0001138978&owner=exclude.

Participants in the Solicitation

The Company and its directors and executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: November 14, 2024	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer